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                                                                   EXHIBIT 10.14



                                    AGREEMENT


         This Agreement is entered into as of September 30, 1998, among 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), Waste Systems, Inc., a Delaware corporation ("WSI") and Stericycle, Inc., a Delaware corporation ("Stericycle").

         WHEREAS, WSI owns a majority of the issued and outstanding common stock, par value $.01 per share (the "Common Stock"), of the Company; and

         WHEREAS, the stockholders of WSI have entered into a Stock Purchase Agreement with Stericycle dated as of September 3, 1998 (the "Stock Purchase Agreement"), pursuant to which, among other things, the stockholders of WSI have agreed to sell 100% of the issued and outstanding common stock, without par value, of WSI to Stericycle (the "WSI Acquisition"); and

         WHEREAS, Section 203 of the Delaware General Corporation Law (the "DGCL") provides, among other things, that a corporation shall not engage in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless before such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; and

         WHEREAS, upon consummation of the WSI Acquisition, Stericycle will become an "interested stockholder" in the Company for purposes of Section 203 of the DGCL; and

         WHEREAS, WSI desires that the Company's board of directors approve the WSI Acquisition before consummation thereof so that Section 203 of the DGCL will not apply to Stericycle following consummation of the WSI Acquisition; and

         WHEREAS, the Company's board of directors, in order to protect the interests of the Company's minority stockholders, has conducted extensive discussions with Stericycle's management concerning Stericycle's intended operation of the Company after consummation of the WSI Acquisition and the effect the WSI Acquisition may have on the Company and its minority stockholders; and

         WHEREAS, the Company appointed a special committee of independent directors (the "Special Committee") to evaluate the WSI Acquisition and to make a recommendation to the Company's full board of directors concerning whether such board of directors should approve the WSI Acquisition for purposes of
Section 203 of the DGCL; and



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         WHEREAS, the Special Committee has recommended to the Company's full board of directors to approve the WSI Acquisition under the terms and conditions set forth herein:

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Revolving Promissory Note. Before consummation of the WSI Acquisition, the Revolving Promissory Note of the Company dated September 30, 1995 (the "Original Note") in the original maximum principal amount of $8,000,000 will be amended and restated in its entirety in the form of Exhibit A hereto (the "Amended Note"). The initial principal amount of the Amended Note shall be equal to the outstanding principal amount of the Original Note as of the date hereof plus the receivable in the current amount of $483,405.71 owed by the Company to WSI (the "Receivable"). The Receivable shall be canceled in full upon the execution and delivery of the Amended Note.

         2. Shepherd Put. Stericycle and WSI acknowledge that pursuant to
Section 3(c) of the Settlement Agreement and Release of all Claims dated January 10, 1996 (the "Shepherd Settlement Agreement"), between James H. Shepherd, James Michael Shepherd and Richard T. McElhannon as Releasors, and the Company, WSI, Georg Rethmann, Hermann Niehues, Jurgen Thomas and Charles Crochet as Releasees, WSI and the Company granted to the Releasors, separately and jointly, certain put options (the "Shepherd Put") pursuant to which the Releasors can cause WSI and the Company to repurchase certain shares of the Company's Common Stock issued to the Releasors under the Shepherd Settlement Agreement. Stericycle hereby agrees that if for any reason at any time after the date hereof the Shepherd Put is validly exercised under the terms and the conditions of the Shepherd Settlement Agreement, Stericycle shall cause WSI to, assume financial responsibility for satisfying the repurchase of the Company's Common Stock subject to the Shepherd Put, either directly or by advancing such sums to 3CI as may in WSI's discretion be appropriate to enable 3CI to satisfy the repurchase.

         3. Business Combination. If at any time after the date hereof the board of directors of WSI or Stericycle should propose a "business combination" as defined in Section 203 of the DGCL involving the Company and Stericycle or any affiliate of Stericycle, Stericycle shall, in determining the consideration to be paid in such business combination, obtain a written report from an independent investment banking or valuation consulting firm as to either (i) the fairness, from a financial point of view, of such business combination to the Company's shareholders or (ii) an appraisal of the fair market value of the Company.

         4. Approval of the WSI Acquisition. The obligations of Stericycle and WSI under Sections 1 through 3 of this Agreement are conditioned upon, and in consideration of, the receipt by Stericycle of evidence reasonably satisfactory to Stericycle that the Company's board of directors has taken all necessary and proper action to approve the WSI Acquisition for purposes of Section 203 of the DGCL.

         5. Validity of Section 203 Approval. Neither Stericycle, WSI, 3CI or any officer or director of Stericycle, WSI or 3CI shall initiate any proceeding in any court to challenge the validity of the approval of the WSI Acquisition by the Company's board of directors for purposes Section 203 of the DGCL.

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         IN WITNESS WHEREOF, the undersigned have set forth their hands this
30th day of September, 1998.

                                            3CI COMPLETE COMPLIANCE CORPORATION



                                            By:  /s/ Charles D. Crochet
                                                 --------------------------
                                                 President


                                            WASTE SYSTEMS, INC.


                                            By:  /s/ Clemens Pues
                                                 --------------------------
                                                 President


                                            STERICYCLE, INC.


                                            By:  /s/ Frank tenBrink
                                                 --------------------------
                                                 Chief Financial Officer



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